Exhibit 99.1

BioAmber Provides Update on Liquidation Process

Montreal, Canada, October 25, 2018. PricewaterhouseCoopers Inc., LIT, in its capacity as the court-appointed Monitor (in such capacity, the “Monitor”) of BioAmber Inc. (OTCPK: BIOAQ), BioAmber Canada Inc., and BioAmber Sarnia Inc. (collectively, the “Company”) in their proceedings under the Companies Creditors’ Arrangement Act, R.S.C. 1985, c. C-36, as amended (the “CCAA”), provides the following update on the Company’s liquidation process.

On October 22, 2018, the Company completed the sale of certain of its assets to LCY Biotechnology Inc. (previously 9384-3076 Québec Inc.). These assets comprised all of the Company’s assets, save and except for the cash, accounts receivable and inventory of the Company, and also excluded certain U.S. based office equipment. The purchaser did not seek the assignment of the Company’s contracts, which meant that certain intellectual property under license from third parties was also not transferred to the purchaser.

This transaction was approved by the Quebec Superior Court of Justice on September 18, 2018, and by the United States Bankruptcy Court for the District of Delaware on October 9, 2018.

The liquidation of the Company’s assets will result in little to no residual value for non-secured creditors, and no residual value for equity investors of the Company.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about the Company. The Company may use words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” “plan,” “projected” or the negative of such words or other similar words or phrases to identify such forward-looking statements. For additional disclosure regarding these and other risks faced by the Company, see disclosures contained in the Company’s public filings with the SEC, including the risks discussed under the heading “Item 1.A Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and under the heading “Risk Factors” of the recently filed prospectus supplement. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and the Company undertakes no obligation to update such statements as a result of new information, except as required under applicable securities legislation.

PWC Contact

Mica Arlette

416-814-5834

Mica.Arlette@ca.pwc.com

or

Christian Bourque

514-205-5434

Christian.bourque@ca.pwc.com